Execution Version
SUBORDINATION AND INTERCREDITOR AGREEMENT
THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is made as of October 6, 2022, by and between IONIC VENTURES, LLC (the “Junior Lender”), REMARK HOLDINGS, INC., a Delaware corporation (“Borrower”), and MUDRICK CAPITAL MANAGEMENT, LP. and/or one or more managed funds or accounts (collectively and each without differentiation, the “Senior Lender”) under the Senior Loan Agreement defined below.
R E C I T A L S :
A.    The Borrower, certain subsidiaries of the Borrower party thereto as guarantors and Senior Lender have entered into that certain SENIOR SECURED LOAN AGREEMENT dated as of December 3, 2021 pursuant to which the Senior Lender made a loan to Loan Parties in the aggregate principal sum of Thirty Million Dollars ($30,000,000) (the “Senior Loan”), as amended by that certain FIRST AMENDMENT TO SENIOR SECURED LOAN AGREEMENT dated as of August 3, 2022 (the “First Amendment” and the Senior Secured Loan Agreement as amended by the First Amendment, the “Senior Loan Agreement”). Capitalized terms used but not defined herein are used as defined in the Senior Loan Agreement.
B.    The Senior Loan is secured by the grant of a lien and security interest pursuant to the Senior Loan Agreement (when referenced in such capacity, the “Senior Security Agreement”). The Senior Security Agreement encumbers the personal property described therein (the “Collateral”). In connection therewith, Senior Lender has filed or will file concurrently herewith one or more UCC-1 Financing Statements and intellectual property security agreements with the various filing offices, and will enter into account control agreements in order to perfect the security interest of Senior Lender in the Collateral (collectively, the “Senior Financing Statements”).
C.    The Senior Loan Agreement, Senior Security Agreement and Senior Financing Statements and any and all other documents and instruments evidencing the Senior Loan, as the same may be amended, modified and restated, are collectively referred to herein as the “Senior Loan Documents”.
D.    Borrower is obligated to Junior Lender for a loan in the initial principal amount of $2,778,000, which may be increased to $3,334,000 upon the occurrence of certain trigger events as set forth therein, which is payable, together with all interest, penalties, at maturity (the “Junior Obligations”) or upon conversion into shares of Borrower’s common stock, pursuant to that certain SUBORDINATED CONVERTIBLE DEBENTURE, dated as of October 6, 2022, issued by Borrower to Junior Lender (as amended, modified and supplemented from time to time, the “Junior Financing Agreement”). The Junior Financing Agreement and the other loan documents delivered to Junior Lender, including, without limitation, the Debenture Purchase Agreement and Registration Rights Agreement, of even date with the Junior Financing Agreement (collectively, the “Junior Loan Documents”) evidence the Junior Obligations. True and correct copies of the executed and delivered Junior Loan Documents are attached hereto as Exhibit A.
F.    All obligations of Borrower to Senior Lender (together, with their respective successors and assigns, the “Senior Secured Parties”) now existing or hereafter arising, due or to become due, under the Senior Loan Documents, including, without limitation, the Senior Loan, are herein called the “Senior Obligations”.
G.    Simultaneously with the execution of this Agreement, Borrower and Senior Lender have executed that certain Provisional Waiver and Consent Agreement (the “Waiver”).

H.    In connection with the making or continuation of the Senior Loan, Senior Lender requests that Junior Lender enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto represent, warrant and agree as follows:
1.    Recitals. The recitals set forth above are true and correct and are hereby incorporated in their entirety.
2.    Subordination of Obligations; Junior Obligations Unsecured.
(a)    Junior Lender hereby agrees that, for so long as the Waiver remains in full force and effect, the Junior Obligations are and shall be fully and unconditionally junior and subordinate in right of cash payment to the prior payment in full in immediately available United States Dollars (“Payment on Full” or “Paid in Full”) of all Senior Obligations, including Senior Obligations incurred, created, assumed or guaranteed after the date hereof, and that the subordination is for the benefit of and enforceable by the holders of such Senior Obligations.
(b)    Notwithstanding the foregoing or anything to the contrary in this Agreement or in the Senior Loan Documents or Waiver, Junior Lender shall be permitted to receive, retain and dispose of, and the Borrower shall be permitted to issue, equity interests of the Borrower to Junior Lender in full or partial satisfaction of Borrower’s Junior Obligations upon conversion of all amounts due and owing under the Junior Loan Documents in accordance with their respective terms.
(c)    Junior Lender acknowledges and agrees that (i) no liens or security interests secure or will in the future secure the Junior Obligations and (ii) it shall not accept any liens or security interests in any assets or property of Borrower or any Subsidiaries (including, without limitation, the Collateral) to secure the Junior Obligations unless the Senior Obligations have been Paid in Full and all liens securing the Senior Obligations have been released in accordance with the terms of the Senior Loan Documents. Any lien or security interest that may nevertheless be granted to Junior Lender shall be held by Junior Lender as collateral agent for Senior Lender until such time as the Senior Obligations are Paid in Full.
3.    Subordination of Payment; Extension of Maturity. Cash payment of the Junior Obligations shall be subject and subordinate to the prior satisfaction in full of the Senior Obligations, except to the extent payment of the Junior Obligations is permitted by the Senior Loan Documents or contemplated in Section 2(b). Junior Lender and Borrower agree that the maturity date of the Junior Obligations will be at least 91 days after the current maturity date of the Senior Obligations as such current maturity date is fixed under the Senior Loan Documents in the form in effect on the date first set forth above. Junior Lender acknowledges and agrees that notwithstanding anything to the contrary in the Junior Loan Documents, until the prior satisfaction in full of the Senior Obligations, the maturity date of the Junior Obligations is not subject to acceleration.
4.    Payment Standstill. Except as provided in Section 2(b) Borrower may not pay to Junior Lender and the Junior Lender will not accept, any principal, interest or fees in cash under any or all of the Junior Loan Documents until Payment in Full of the Senior Obligations.
5.    Constructive Trust; Further Assurance. In the event that Junior Lender receives or holds any lien, cash payment transfer or other distribution of any kind or character from Borrower or any guarantor of the Senior Loan in respect of the Junior Obligations that is in contravention of this Agreement, such cash payment or other distribution shall be received and shall be held by Junior Lender in trust for and be promptly delivered to Senior Lender. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise (or in connection with any Enforcement Action (as defined below)), of all or any part of the assets of Borrower, or the proceeds thereof, to creditors of Borrower, by reason of the liquidation, dissolution, or other winding up of Borrower’s business, or in the event of any sale, receivership, insolvency or bankruptcy proceedings by or against Borrower, or assignment for the benefit of creditors, or of any proceedings by or against Borrower for any relief under any bankruptcy or insolvency laws, or relating to the relief of debtors, readjustment of indebtedness, reorganizations, arrangements, compositions or extensions, or of any other event whereby it becomes necessary or desirable to file or present claims against Borrower for the purpose of receiving payment thereof, or on account thereof, then and in any such event, any payment or distribution of any kind or character, either in cash or other property, which shall be made in connection with such event or shall be payable with respect to any Junior Obligations shall be paid over to Senior Lender for application to the payment of the Senior Obligations, whether due or not due, and, except as otherwise provided in this Agreement, no payments shall be made upon or in respect of the Junior Obligations unless and until the Senior Obligations shall have been Paid in Full. In any such event, all claims of Senior Lender, at the option of Senior Lender, forthwith become due and payable without demand or notice. In the event that any person that is not a party to this Agreement delivers to Junior Lender any property that constitutes collateral for the Senior Loan, then the turnover obligation of this Section 5 shall pertain to such collateral.
6.    Amendments to Senior Obligations and Senior Loan Documents. Senior Lender may amend the Senior Obligations and the Senior Loan Documents (which, for the avoidance of any doubt does not include the Waiver) in any manner without the prior written consent of Junior Lender. No modification of the Senior Obligations, and no release or surrender of any security for the Senior Obligations, or the obligations of any endorsers, sureties or guarantors thereof, or release from the terms of this or any other subordination agreement of any claims subordinated, and no delay or omission in exercising any right or power on account of or in connection with the Senior Obligations, or under this Agreement, shall, in any manner, impair or affect the rights and duties of Senior Lender. Senior Lender, in its sole and absolute discretion, may waive or release any right or option accorded Senior Lender under this Agreement without the consent of Borrower or Junior Lender, and without otherwise in any way affecting the obligations of Borrower and Junior Lender hereunder.
7.    Refinancing of Senior Loan or Junior Loan. Each lender that refinances the Senior Loan shall be entitled to the benefit of this Agreement. No lender (other than those permitted transferees as set forth in the Junior Loan Documents) that refinances the Junior Loan shall be entitled to the benefit of this Agreement unless such refinancing is approved by Senior Lender in writing.
8.    Amendments to Junior Obligations and Junior Loan Documents. Junior Lender may not amend or modify the terms of the Junior Obligations and the Junior Loan Documents in any manner that would adversely affect the Senior Obligations or the Collateral in any material respect without the prior written consent of Senior Lender. Junior Lender shall give Senior Lender written notice as well as copies of any such amendments within five business days after such documents have been executed by Junior Lender.
9.    Default Under Junior or Senior Loan Documents. Junior Lender shall send to Senior Lender a written copy of any notices given to Borrower regarding (a) any default under the Junior Obligations, or (b) any event, with the giving of such notice or the passage of time without cure, would result in a default under the Junior Obligations. Junior Lender agrees that all such notices to Senior Lender shall be sent contemporaneously with the sending of such notices to Borrower. Senior Lender shall send to Junior Lender a written copy of any notices given to Borrower regarding (i) any default under the Senior Loan Documents or (ii) any event, with the giving of such notice or the passage of time without cure, would result in a default under the Senior Loan Documents. Senior Lender agrees that all such notices to Junior Lender shall be sent contemporaneously with the sending of such notices to Borrower. Junior Lender and Senior Lender shall each have the right, but not the obligation, to cure any default by Borrower under the other’s obligations.
10.     Prohibition on Contesting Liens. Junior Lender agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Obligations, the Senior Loan Documents, or the liens and security interests of Senior Lender in the Collateral securing the Senior Obligations.
11.    Bankruptcy of Borrower. Junior Lender agrees to not take any action (which does not include the exercise of remedies by Junior Lender) to cause Borrower to become voluntarily or involuntarily subject to an Insolvency Proceeding (as defined below).
12.    Additional Agreements of Junior Lender. So long as the Senior Obligations are outstanding, Junior Lender agrees that it shall not take any Enforcement Action to enforce any claims against Borrower for cash, nor shall Junior Lender take any Enforcement Action against any assets or property of Borrower (including, without limitation, the Collateral).
As used herein:
“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, or any similar federal or state law for the relief of debtors;
“Enforcement Action” means, with respect to the Senior Obligations or the Junior Obligations, as applicable (a) to sue for cash payment of, or to initiate or participate with others in any suit, action or proceeding against Borrower to (i) enforce payment of, or to collect the whole or any part of, such obligations or (ii) commence judicial enforcement of any of the rights and remedies under, as applicable, the Senior Loan Documents or the Junior Loan Documents or applicable law with respect to cash payments; (b) to accelerate the Senior Obligations or the Junior Obligations, as the case may be; or (c) with respect to Senior Lender only, to take any action under the provisions of any state or federal law, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell the Collateral;
“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, for each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, creditor protection, reorganization, receivership or similar law.
13.    Termination. This Agreement shall terminate upon full and final payment in cash of all amounts due and the performance of all obligations under either the Senior Obligations or the Junior Obligations.
14.    Notices. For purposes of this Agreement, notices and communications shall in all events be in writing and be deemed to have been received upon the first to occur of (i) actual receipt, (ii) the next business day after the date when sent by Federal Express or another recognized overnight courier, (iii) the date sent when sent by facsimile to the numbers set forth below and the appropriate mechanical confirmation is received or (iv) the second business day after the date when sent by registered or certified mail, postage prepaid, addressed:

In the case of Junior Lender, to:
Ionic Ventures, LLC
3053 Fillmore St, Suite 256
San Francisco, CA 94123
Attention: Brendan T. O’Neil
Email: Brendan@ionicventures.com

with a copy to (which shall not constitute notice):

K&L Gates LLP
599 Lexington Avenue
New York, NY 10022-6030
Telephone: (212) 536-4085
Attention: Matthew Ogurick, Esq.
Email: matthew.ogurick@klgates.com

With a copy to Borrower:
Remark Holdings, Inc.
800 S. Commerce Street
Las Vegas, NV 89106

with a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Telephone: (212) 451-2220
Attention: Robert Friedman
Email: rfriedman@olshanlaw.com
And in the case of Senior Lender, to:
Such address has been furnished in writing by Senior Lender to Borrower with a copy to (which shall not constitute notice):

Milbank LLP
55 Hudson Yards
New York, NY 10001-2163
Telephone: (212) 530-5000
Attention: Eric Reimer
Email: ereimer@milbank.com

or to such other address as any of the above-named parties may designate for itself by notice so given.
15.    Effect of Agreement on Borrower. This Agreement is for the sole benefit of Senior Lender and Junior Lender and their successors and assigns. Nothing herein shall be deemed to modify, limit or in any way affect the rights and obligations of Borrower to Senior

Lender under the Senior Loan Documents or Borrower to Junior Lender under the Junior Obligations.
16.    Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original but all such counterparts together shall constitute one and the same Agreement.
17.    Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware. If any provision shall be held prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating any other provision of this Agreement.
18.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Senior Lender and Junior Lender and their respective successors and assigns.
19.    Including Means Without Limitation. The use in this Agreement of the term “including”, and related terms such as “include”, shall in all cases mean “including, without limitation”.
20.    Parties in Interest. Nothing in this Agreement is intended or shall be construed to confer upon or to give Borrower or any other person or entity other than the parties hereto (and their permitted successors and assigns) and the other Senior Secured Parties any right, remedy or claim under or by reason of this Agreement. All terms and conditions in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their permitted successors and assigns, as well as the other Senior Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

JUNIOR LENDER:

IONIC VENTURES, LLC

By:	/s/ Brendan O'Neil
Name:	Brendan O'Neil
Title:	Authorized Signatory
[Signature Page to Subordination and Intercreditor Agreement]

SENIOR LENDER:

MUDRICK CAPITAL MANAGEMENT, LP. and/or one or more managed funds or accounts

By:	/s/ John O'Callaghan
Name:	John O'Callaghan
Title:	Corporate Secretary
[Signature Page to Subordination and Intercreditor Agreement]

CONSENTED AND AGREED TO:

BORROWER:

REMARK HOLDINGS, INC., a Delaware corporation

By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	Chief Executive Officer
[Signature Page to Subordination and Intercreditor Agreement]